Exhibit 99.1

CV Sciences, Inc. Reports Third Quarter 2022 Financial Results

San Diego, CA - November 14, 2022 (GLOBE NEWSWIRE) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent consumer wellness company specializing in hemp extracts and other proven science-backed, natural ingredients and products, today announced its financial results for the quarter ended September 30, 2022.

Third Quarter 2022 and Recent Financial and Operating Highlights
•Revenue of $3.8 million for third quarter of 2022, compared to $5.1 million for the third quarter of 2021;
•Gross margin of 41.6% for third quarter of 2022, compared to 46.2% for the third quarter of 2021;
•Total cash balance of $1.1 million at quarter end, compared to $1.4 million at year end;
•Reduced operating expenses by 54.0% compared to the third quarter of 2021 resulting in best quarterly operating results since the second quarter of 2019;
•Launched PlusCBDTM Reserve Collection softgels to support stress relief and relaxation;
•Maintained number one position as top-selling hemp extract brand in the natural product retail sales channel, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry;
•Extinguished entire outstanding convertible debt;
•Received preliminary approval of proposed settlement of six shareholder derivative lawsuits; and
•Continued to evaluate strategic review, including consideration of inbound and outbound merger, sale, acquisition or other options for the Company as a whole or for any business segments;

“Our third quarter bottom line results met our expectations and we are encouraged by improvements we have made to reduce operating expense. In addition, we continue to receive very positive consumer response to several new product launches" said Joseph Dowling, Chief Executive Officer. “Our recently launched Reserve Collection and Wellness Line of products are evidence of our strong pipeline, and demonstrate our ability to develop innovative products that address the need-states of our customers. Our flagship PlusCBDTM brand continues to gain market share in the natural product channel, and, with our portfolio of high-quality, proven products, and favorable regulatory momentum, we believe the Company is positioned for future growth."

Operating Results - Third Quarter 2022 Compared to Third Quarter 2021
Sales for third quarter of 2022 were $3.8 million, a decrease of 27% from $5.1 million in the third quarter of 2021. The decline is primarily due to lower sales in the retail channel, primarily to FDM accounts. The total number of units sold during the third quarter 2022 decreased 37% compared to the third quarter 2021, partially offset by increases in average sales price per unit.

The Company reduced its operating loss to $0.9 million in the third quarter of 2022, compared to an operating loss of $3.0 million in the third quarter of 2021 mostly due to reductions of its selling, general and administrative expenses.

The Company had negative adjusted EBITDA for the third quarter of 2022 of $1.2 million, compared to negative adjusted EBITDA of $2.7 million in the third quarter of 2021.

Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results today at 10:00 am EDT/7:00 am PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's website at https://ir.cvsciences.com/news-events or directly at https://viavid.webcasts.com/starthere.jsp?ei=1580314&tp_key=ff2ed96878. Investors interested in participating in the live call can also dial (877) 407-0784 from the U.S. or international callers can dial (201) 689-8560. A telephone replay will be available approximately two hours after the call concludes, and will be available through Monday, November 21, 2022, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 13734140.

About CV Sciences, Inc.
CV Sciences, Inc. (OTCQB:CVSI) is a consumer wellness company specializing in hemp extracts and other proven, science-backed, natural ingredients and products, which are sold through a range of sales channels from B2B to B2C. The Company’s PlusCBD™ branded products are sold at select retail locations throughout the U.S. and are one of the top-selling brands of hemp extracts in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry.  CV Sciences follows all guidelines for Good Manufacturing Practices (GMP) and the Company’s products are processed, produced, and tested throughout the manufacturing process to confirm strict compliance with company standards and specifications.  With a commitment to science, PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov.  PlusCBD™ was the first hemp extract supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. CV Sciences, Inc. has primary offices and facilities in San Diego, California. The Company also operates a drug development division focused on developing and commercializing CBD-based novel therapeutics. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties.

Contact Information
ir@cvsciences.com

CV SCIENCES, INC.
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Product sales, net	$3,751	$5,107	$12,336	$15,079
Cost of goods sold	2,189	2,749	8,348	8,073
Gross profit	1,562	2,358	3,988	7,006

Operating expenses:
Research and development	44	410	267	821
Selling, general and administrative	2,410	4,928	8,443	15,788
Total operating expenses	2,454	5,338	8,710	16,609

Operating loss	(892)	(2,980)	(4,722)	(9,603)

Gain on debt extinguishment	(127)	(2,945)	(127)	(2,945)
Interest expense	266	5	1,304	28
Loss before income taxes	(1,031)	(40)	(5,899)	(6,686)
Income tax expense	—	—	2	11
Net loss	(1,031)	(40)	(5,901)	(6,697)
Deemed dividend associated with beneficial conversion of Series A convertible preferred stock	—	—	920	—
Net loss attributable to common stockholders	$(1,031)	$(40)	$(6,821)	$(6,697)

Weighted average common shares outstanding, basic and diluted	146,530	109,115	133,651	107,099
Net loss per common share attributable to common stockholders, basic and diluted	$(0.01)	$0.00	$(0.05)	$(0.06)

CV SCIENCES, INC.
CONDENSED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,139	$1,375
Accounts receivable, net	695	2,041
Inventory	7,226	8,624
Prepaid expenses and other	3,143	2,146
Total current assets	12,203	14,186

Property & equipment, net	635	1,717
Operating lease assets	301	—
Intangibles, net	1,485	1,485
Other assets	557	678
Total assets	$15,181	$18,066

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,246	$2,624
Accrued expenses	9,720	10,915
Operating lease liability - current	114	—
Convertible notes	—	612
Debt	1,455	310
Total current liabilities	13,535	14,461

Operating lease liability	219	—
Deferred tax liability	62	62
Total liabilities	13,816	14,523

Commitments and contingencies

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.0001; 790,000 and 190,000 shares authorized as of September 30, 2022 and December 31, 2021, respectively; 150,105 and 112,482 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	15	11
Additional paid-in capital	86,726	83,007
Accumulated deficit	(85,376)	(79,475)
Total stockholders' equity	1,365	3,543

Total liabilities and stockholders' equity	$15,181	$18,066

CV SCIENCES, INC.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine months ended September 30,
	2022	2021
OPERATING ACTIVITIES
Net loss	$(5,901)	$(6,697)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	923	746
Stock-based compensation	839	2,375
Non-cash lease expense	44	284
Loss on sale of property and equipment	159	—
Note discount and interest expense	1,300	—
Employee retention credit benefit	(2,516)	—
Gain on debt extinguishment	(127)	(2,945)
Gain on lease modification	—	(906)
Other	361	220
Change in operating assets and liabilities:
Accounts receivable	1,172	(695)
Inventory	1,398	(36)
Prepaid expenses and other	1,483	916
Accounts payable and accrued expenses	(1,230)	417
Net cash used in operating activities	(2,095)	(6,321)

INVESTING ACTIVITIES
Purchase of property and equipment	—	(35)
Net cash flows used in investing activities	—	(35)

FINANCING ACTIVITIES
Proceeds from issuance of preferred stock and common stock warrants, net of issuance costs	554	—
Proceeds from issuance of convertible notes, net of issuance costs	954	—
Proceeds from issuance of note payable, net of issuance costs	1,577	—
Proceeds from issuance of common stock	—	4,212
Repayment of convertible notes	(675)	—
Repayment of unsecured debt	(311)	(721)
Repayment of note payable	(240)	—
Net cash flows provided by financing activities	1,859	3,491

Net decrease in cash, cash equivalents and restricted cash	(236)	(2,865)
Cash, cash equivalents and restricted cash, beginning of period	1,375	4,525
Cash, cash equivalents and restricted cash, end of period	$1,139	$1,660

Supplemental cash flow disclosures:
Interest paid	$4	$7
Supplemental disclosure of non-cash transactions:
Convertible note conversion	$(1,284)	$—
Services paid with common stock	$384	$—
Operating ROU assets obtained in exchange for lease liability	$345	$—

CV SCIENCES, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our condensed financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as net loss per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.
Adjusted EBITDA is defined by us as EBITDA (net loss plus depreciation expense, interest expense, and income tax expense), further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.
We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net loss to non-GAAP net loss for the three and nine months ended September 30, 2022 and 2021 is detailed below (in thousands, except per share data):

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net loss attributable to common stockholders - GAAP	$(1,031)	$(40)	$(6,821)	$(6,697)
Stock-based compensation (1)	177	806	839	2,375
Note discount and interest expense (2)	266	—	1,300	—
Employee retention credit benefit (3)	(523)	—	(2,516)	—
Gain on extinguishment of debt (4)	(127)	(2,945)	(127)	(2,945)
Gain on lease termination (5)	—	(906)	—	(906)
Deemed dividend (6)	—	—	920	—
Net loss - non-GAAP	$(1,238)	$(3,085)	$(6,405)	$(8,173)

Diluted EPS attributable to common stockholders - GAAP	$(0.01)	$0.00	$(0.05)	$(0.06)
Stock-based compensation (1)	—	0.01	—	0.02
Note discount and interest expense (2)	—	—	0.01	—
Employee retention credit benefit (3)	—	—	(0.02)	—
Gain on extinguishment of debt (4)	—	(0.03)	—	(0.03)
Gain on lease termination (5)	—	(0.01)	—	(0.01)
Deemed dividend (6)	—	—	0.01	—
Diluted EPS - non-GAAP	$(0.01)	$(0.03)	$(0.05)	$(0.08)

Shares used to calculate diluted EPS - GAAP and non-GAAP	146,530	109,115	133,651	107,099
_____________
(1)Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)Represents amortization of OID/debt issuance costs and interest expense for convertible notes payable and notes payable.
(3)Represents expense reduction related to benefit for employee retention credit (ERC) in Q1 and Q3 2022.
(4)Represents gain on extinguishment of debt related to our convertible note (Q3 2022) and PPP loan (Q3 2021).
(5)Represents gain associated with lease termination agreement for our main facility (Q3 2021).
(6)Represents deemed dividend associated with beneficial conversion charge of conversion of Series A preferred stock (Q2 2022).

A reconciliation from our net loss to Adjusted EBITDA, a non-GAAP measure, for the three months ended September 30, 2022 and 2021 is detailed below (in thousands):

	Three months ended September 30, 2022			Three months ended September 30, 2021
	Consumer Products	Specialty Pharma	Total	Consumer Products	Specialty Pharma	Total
Net loss	$(1,030)	$(1)	$(1,031)	$254	$(294)	$(40)
Depreciation	63	—	63	345	—	345
Interest expense	266	—	266	5	—	5
EBITDA	(701)	(1)	(702)	604	(294)	310
Stock-based compensation (1)	177	—	177	806	—	806
Employee retention credit benefit (2)	(523)	—	(523)	—	—	—
Gain on extinguishment of debt (3)	(127)	—	(127)	(2,945)	—	(2,945)
Gain on lease termination (4)	—	—	—	(906)	—	(906)
Adjusted EBITDA	$(1,174)	$(1)	$(1,175)	$(2,441)	$(294)	$(2,735)

A reconciliation from our net loss to Adjusted EBITDA, a non-GAAP measure, for the nine months ended September 30, 2022 and 2021 is detailed below (in thousands):

	Nine months ended September 30, 2022			Nine months ended September 30, 2021
	Consumer Products	Specialty Pharma	Total	Consumer Products	Specialty Pharma	Total
Net loss	$(5,838)	$(63)	$(5,901)	$(6,200)	$(497)	$(6,697)
Depreciation	923	—	923	746	—	746
Interest expense	1,304	—	1,304	28	—	28
Income tax expense	2	—	2	11	—	11
EBITDA	(3,609)	(63)	(3,672)	(5,415)	(497)	(5,912)
Stock-based compensation (1)	839	—	839	2,374	1	2,375
Employee retention credit benefit (2)	(2,516)	—	(2,516)	—	—	—
Gain on debt extinguishment (3)	(127)	—	(127)	(2,945)	—	(2,945)
Gain on lease termination (4)	—	—	—	(906)	—	(906)
Adjusted EBITDA	$(5,413)	$(63)	$(5,476)	$(6,892)	$(496)	$(7,388)

______________
(1)Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)Represents expense reduction related to benefit for employee retention credit (ERC).
(3)Represents gain on extinguishment of debt related to our convertible note (Q3 2022) and PPP loan (Q3 2021).
(4)Represents gain associated with lease termination agreement for our main facility (Q3 2021).